UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2008
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 2, 2008, Steiner Leisure Limited (the "Company") and Glenn Fusfield, Executive Vice President and Chief Operating Officer - Maritime of the Company, entered into Amendment No. 1 to the April 25, 2007 employment agreement (the "Employment Agreement") between the Company and Mr. Fusfield (the "Amendment"). The Amendment is effective as of January 1, 2008, excluding with respect to the Incentive Bonus (as defined in the Employment Agreement) payment for 2007, which was determined and paid after January 1, 2008.

The Amendment modifies the terms of the performance measures for portions of the Incentive Bonus so that references to "net income" are changed to "income from operations" for the performance measures pertaining to the results of each of the Company's Maritime Division and its Coral Gables, Florida day spa.

All other provisions of the Employment Agreement remain in full force and effect.

The above summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.25(a) and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit Number	Description
10.25(a)	Amendment No. 1 to Employment Agreement dated April 25, 2007 between Steiner Leisure Limited and Glenn Fusfield.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: September 3, 2008	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer